EXHIBIT 10.2

AMENDING AGREEMENT

THIS AGREEMENT made as of the 20th day of October, 2010

AMONG:

VICTORIA GOLD CORP., a corporation formed under the laws of the Province of British Columbia and having an office for business located at 80 Richmond Street West, Suite 303, Toronto, Ontario M5H 2A4

(the "optionor")

AND:

GOLD BAG INC., a corporation formed under the laws of the State of Nevada, having an office for business located at 4695 MacArthur Court, Suite 1430, Newport Beach, California 92660

(the "Optionee")

WHEREAS:

A.
The Optionor and the Optionee entered into an option agreement dated effective October 1, 2010 with respect to the grant by the Optionor to the Optionee of an exclusive right to earn a 100% interest in the Project (the "Option Agreement"); and

B.	The parties hereto wish to amend the Option Agreement as described herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that n consideration of the sum of $10.00 and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.

2.	The Asset Purchase Agreement is hereby amended by inserting the following new Section 3.4:

"Share Consideration

3.4
The Optionor hereby grants to the Optionee an irrevocable right, expiring on December 31, 2010, to purchase for cancellation the 250,000 Shares issued by the Optionee to the Optionor pursuant to paragraph 3.2(b) of the Agreement at a price of $0.00001 per Share if the following event occurs:

(a)
The Optionor has not obtained from the Ontario Ministry of Northern Development, Mines and Forestry a renewal of or a confirmation in writing of a further extension of the period to renew all mining leases comprising the Project;

3.	Except as amended by this Amending Agreement, all other terms and conditions of the Option Agreement shall continue to be of full force and effect, unamended.

4.
If any provision of this Amending Agreement is or becomes prohibited or unenforceable in any way or in any jurisdiction, such prohibition or unenforceability shall neither invalidate of render unenforceable the provision in any other jurisdiction nor shall it invalidate, affect or impair any of the remaining provisions.

5.	The terms and conditions of this Amending Agreement shall be binding on the parties hereto and shall enure to the benefit of their respective successors and permitted assigns.

6.
This Amending Agreement shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, the parties hereto attorn to the jurisdiction of the courts of the Province of Ontario.

7.	This Amending Agreement may be executed in counterparts, which, taken together, shall be deemed to be one instrument.

8.	This Amending Agreement may be executed by facsimile and each such facsimile shall be deemed to be an original.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

VICTORIA GOLD CORP.

Per:
Authorized Signatory

GOLD BAG INC.

Per:
Authorized Signatory